Exhibit 99(i)-Press Release

Joseph H. Rossi
President and CEO

Vernon, CT – December 12, 2002

ALLIANCE ANNOUNCES ENGAGEMENT OF FRIEDMAN BILLINGS
RAMSEY TO ASSIST IN ENHANCING SHAREHOLDER VALUE

     Alliance Bancorp of New England, Inc., the holding company for Tolland Bank, announced today that it has retained the investment banking firm of Friedman Billings Ramsey (“FBR”) of Arlington, Virginia, to assist the Company in a comprehensive review of strategies and plans to enhance shareholder value.

     The Company’s chief executive officer, Joseph H. Rossi, stated, “For the last five years, our Company has enjoyed a period of record earnings growth and increasing shareholder returns. The performance of our stock has reflected these results. We remain committed to maintaining and improving our record of enhancing shareholder value. To assist our Company in achieving these objectives, we have retained FBR. FBR’s wealth of experience with hundreds of community banking organizations like our own will, we believe, be an invaluable resource for our Company.”

     Alliance Bancorp of New England, Inc. (AMEX:ANE) is the holding company for Tolland Bank, a Connecticut–chartered savings bank serving the market in central and eastern Connecticut. For more information: www.alliancebancorp.com and www.tollandbank.com.